UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 31, 2026

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange NYSE Texas, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☐

Item 1.01    Entry into Material Definitive Agreements
On August 31, 2026, Ranger Energy Services, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with STEP Energy Services (USA) Ltd., STEP Energy Services (Leasing) LLC, STEP Energy Services Holdings Ltd., and STEP Nitrogen Industrial Services (USA) Ltd. (collectively, “STEP” or the “Sellers”), pursuant to which the Company agreed to acquire certain assets associated with STEP’s coiled tubing, fluid and nitrogen pumping, and related well services business in the United States (the “Acquisition”).
The assets to be acquired pursuant to the Purchase Agreement include certain coiled tubing units and related equipment and other operating assets, certain contractual rights, including customer and vendor contracts, and certain rights under leases associated with the acquired operations, among other assets. In connection with the Acquisition, the Company also expects to assume certain obligations relating to certain facility, vehicle and equipment leases.
The aggregate consideration for the Acquisition is approximately $27.5 million, subject to certain adjustments set forth in the Purchase Agreement, and consists of $22.5 million in cash and $5 million in shares of the Company’s Class A Common Stock. The number of shares to be issued will be based on the volume weighted average trading price of the Class A Common Stock over a thirty trading day period ending prior to the closing date.
The Acquisition is expected to expand the Company’s existing coiled tubing operations. Completion of the Acquisition is subject to customary closing conditions, including receipt of required third-party consents, and is expected to occur in early September 2026. The Purchase Agreement contains customary representations, warranties and covenants of the parties and termination provisions for a transaction of this type.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement. The Company intends to file the Purchase Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2026.
The representations and warranties set forth in the Purchase Agreement are made solely for the benefit of the parties to the Purchase Agreement, and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in accordance with the Purchase Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the dates specified in the Purchase Agreement.
Item 7.01    Regulation FD
On August 31, 2026, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release containing the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On August 31, 2026, the Company posted the attached presentation on the Company’s website at www.rangerenergy.com and is furnished as Exhibit 99.2 to the Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 31, 2026
99.2	Presentation dated August 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
THE INFORMATION FURNISHED UNDER ITEM 7.01 OF THIS CURRENT REPORT, INCLUDING EXHIBIT 99.1 ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, EXCEPT ASxOTHERWISExEXPRESSLYxSTATEDxINxSUCHxFILING.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ Melissa Cougle	August 31, 2026
Melissa Cougle	Date
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)